UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 24, 2006

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification Number)

1201 Charleston Road

Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Contract.

Approval of revisions to Omnicell, Inc.’s compensation arrangement for non-employee directors

On October 24, 2006, the Board of Directors (the “Board”) of Omnicell, Inc. (the “Company”) approved revisions to the Company’s compensation arrangement for non-employee directors.  The approved revisions, effective October 24, 2006, change the current arrangement as follows:

•                  Non-employee directors shall no longer receive the Annual Option Grant (as defined below) to purchase shares of the Company’s common stock prior to the full vesting of their Initial Option Grant (as defined below).

•                  Added to the compensation arrangement is an annual restricted stock grant valued at $40,000 as of the date of grant.  This annual restricted stock grant shall vest in full at the time of the next year’s annual meeting, so long as the recipient remains a director until such date.

•                  The Independent Lead Director shall no longer be granted an option grant to purchase 40,000 shares of Common Stock exercisable as to 1/36th of the option shares each month following the date of grant.  Going forward, the Independent Lead Director shall be granted annually an option to purchase 13,333 shares of Common Stock exercisable as to 1/12th of the option shares each month following the date of grant, so long as the director continues to service in such capacity.

The following is a summary of the revised compensation arrangement for non-employee directors (the “Non-Employee Director Compensation Plan”), effective October 24, 2006:

•                  The non-employee members of the Board shall receive cash compensation in the amount of $5,000 per quarter at the time of each quarterly Board meeting.

•                  The non-employee directors are eligible for reimbursement for expenses incurred in attending Board and Committee meetings.

•                  Upon initial election or appointment to the Board, each non-employee director shall be automatically granted on the date of his or her election or appointment an initial option (the “Initial Option Grant”)  to purchase 25,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price equal to the fair market value on the date of grant.  The Initial Option Grant becomes exercisable as to 1/36th of the option shares each month following the date of grant.

•                  Beginning on the date of the next Annual meeting following the full vesting of a non-employee director’s Initial Option Grant, such director shall be granted an annual option grant to purchase 6,250 shares of Common Stock (the “Annual Option Grant”) at an exercise price equal to the fair market value on the date of grant.  The Annual Option Grant shall vest and become exercisable as to 1/12th of the option shares each month following the date of grant.

•                  Each non-employee director shall be granted at the time of the Company’s annual meeting an annual restricted stock grant valued at $40,000 as of the date of grant (the “Annual Restricted Stock Grant”).  The Annual Restricted Stock Grant will vest in full at the time of the next year’s annual meeting, so long as the recipient remains a director until such date.  The initial Annual Restricted Stock Grant was made on October 25, 2006, and will vest at the time of the 2007 Annual Meeting.

•                  Each member of the Audit Committee shall be granted each year at the time of the Company’s annual meeting an option grant to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.  Such grant shall vest and become exercisable as to 1/12th of the option shares each month following the date of grant, so long as the director continues to serve in such capacity.

•                  The Chairperson of each of the Audit, Compensation and Nominating/Governance Committees shall be granted each year at the time of the Company’s annual meeting an option grant to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.  Such grant shall vest and become exercisable as to 1/12th of the option shares each month following the date of grant, so long as the director continues to serve in such capacity.

•                  The Independent Lead Director shall be granted each year at the time of the Company’s annual meeting an option grant to purchase 13,333 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.  Such board grant shall become exercisable as to 1/12th of the option shares each month following the date of grant, so long as the director continues to serve in such capacity.

Approval of Restricted Stock Grants

At its regular meeting on October 24, 2006, pursuant to the Non-Employee Director Compensation Plan described above, the Board approved an initial Annual Restricted Stock Grant valued at $40,000 to be effective on October 25, 2006 to the following non-employee directors: Mary E. Foley; Randy Lindholm; Brock Nelson; Kevin L. Roberg; Donald C. Wegmiller; Sara J. White; Joseph E. Whitters; and William H. Younger, Jr.  The shares subject to these awards will vest in full on the date of the Company’s 2007 Annual Meeting, so long as the recipient remains a director until such date.

Approval of amendments to Equity Incentive Plans

On October 24, 2006, the Board approved amendments to the 1999 Omnicell, Inc. Equity Incentive Plan (the “1999 Plan”), the 2003 Omnicell, Inc. Equity Incentive Plan (the “2003 Plan”) and the 2004 Omnicell, Inc. Equity Incentive Plan (the “2004 Plan”) (collectively, the “Plans”).  The definition of “Fair Market Value” in each of the Plans was amended and restated in its entirety as follows:

“ “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or traded on any established market, and unless otherwise determined by the Board, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.  Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.”

The Board also approved an amendment to the 1999 Plan, which currently permits restricted stock awards, to also permit grants of restricted stock unit awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: October 30, 2006	By:	/s/ ROBIN G. SEIM
Robin G. Seim
Vice President of Finance and
Chief Financial Officer